Exhibit 23
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
Re: Ford Motor Credit Company LLC Registration Statement
Nos. 333-131062 and 333-132557 on Form S-3 and No. 333-137066 on Form S-4
We hereby consent to the incorporation by reference in the aforementioned Registration Statements of Ford Motor Credit Company LLC and its Subsidiaries of our report dated February 27, 2008 relating to the financial statements and the effectiveness of internal control over financial reporting, which appears in this Form 10-K.
/s/ PricewaterhouseCoopers LLP
February 27, 2008
 23-1